SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 – K/A

AMENDMENT TO APPLICATION OR REPORT

Filed pursuant to Section 12, 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 18, 2006

MEDICAL ACTION INDUSTRIES INC.

(Exact name of registrant as specified in charter)

AMENDMENT NO. 1

Delaware	0-13251	11-2421849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 Prime Place, Hauppauge, New York		11788
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code (631) 231-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its October 18, 2006 Current Report on Form 8-K as set forth in the pages attached hereto:

Item 9.01 – Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

•	Audited Financial Statements of Medical Action Industries Inc. and Medegen Colorado Fixed Assets Division for the years ended December 31, 2005, 2004 and 2003

•	Unaudited Financial Statements of Medical Action Industries Inc. and Medegen Colorado Fixed Assets Division for the three and nine month periods ended September 30, 2006 and 2005

(b)	Pro Forma Financial Information

•	Pro Forma Combined Balance Sheets at September 30, 2006 (Medical Action Industries Inc.) and September 30, 2006 (Acquired Business)

•	Pro Forma Condensed Income Statement for the fiscal year ended March 31, 2006 (Medical Action Industries Inc.) and for the twelve months ended December 31, 2005 (Acquired Business)

•	Pro Forma Condensed Income Statement for the six months ended September 30, 2006 (Medical Action Industries, Inc.) and for the six months ended September 30, 2006 (Acquired Business)

(c)	Exhibit 23

•	Consent of Moore Stephens Rhea & Ivy, PLC

Item 9.01(a)

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combined Financial Statements

December 31, 2005, 2004 and 2003

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Index

December 31, 2005, 2004, and 2003

MOORE STEPHENS RHEA & IVY, PLC

CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS

6000 Poplar Avenue, Suite 250 Memphis, TN 38119-3971 Telephone: (901) 682-8425 Facsimile: (901) 761-9667	Internet: www.rheaivy.com

To the Board of Directors

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Scottsdale, Arizona

Independent Auditor’s Report

We have audited the accompanying combined balance sheets of Medegen Medical Products, LLC and Medegen Colorado Fixed Assets Division (herein referred to as the “Companies”), as of December 31, 2005, 2004 and 2003, and the related combined statements of operations, member’s deficit and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Medegen Medical Products, LLC and Medegen Colorado Fixed Assets Division, as of December 31, 2005, 2004, and 2003, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the combined financial statements taken as a whole. The combining information listed in the accompanying index is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies. Such information has been subjected to the auditing procedures applied in the audits of the combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the combined financial statements taken as a whole.

October 30, 2006

An independently owned and operated member of Moore Stephens North America, Inc.—members in principal cities throughout North America Moore Stephens North America, Inc. is a member of Moore Stephens International Limited — members in principal cities throughout the world.

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combined Balance Sheets

December 31, 2005, 2004, and 2003

(In thousands)

	2005	2004	2003
Assets
Current assets:
Cash and cash equivalents	$—	$1,072	$—
Accounts receivable, less allowance for doubtful accounts of $146, $321 and $194	6,268	6,302	7,603
Inventories, net	11,439	10,232	7,838
Prepaid expenses and other	611	744	634

Total current assets	18,318	18,350	16,075
Property, plant and equipment, net	21,003	23,165	20,862
Goodwill	26,362	26,362	53,548
Intangible assets, net	609	928	128
Other	94	49	40

Total assets	$66,386	$68,854	$90,653

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$7,683	$7,692	$5,254
Accrued expenses	4,541	4,543	4,187
Current portion of capital lease obligations	92	101	27

Total current liabilities	12,316	12,336	9,468
Deferred compensation	29	711	743
Capital lease obligations, less current portion	299	403	—
Intercompany payable	91,017	87,971	83,984
Member’s deficit:
Common	(36,735)	(32,288)	(3,236)
Accumulated other comprehensive loss	(540)	(279)	(306)

Total member’s deficit	(37,275)	(32,567)	(3,542)

Total liabilities and member’s deficit	$66,386	$68,854	$90,653

See accompanying notes.

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combined Statements of Operations

For the Years Ended December 31, 2005, 2004, and 2003

(In thousands)

	2005	2004	2003
Net sales	$92,359	$85,641	$85,114
Cost of goods sold	81,069	70,999	69,933

Gross profit	11,290	14,642	15,181
Selling, general and administrative expenses	11,214	13,754	15,315
Goodwill impairment	—	27,186	—

Operating income (loss)	76	(26,298)	(134)
Interest expense	(4,523)	(2,754)	(2,457)

Net loss	$(4,447)	$(29,052)	$(2,591)

See accompanying notes.

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combined Statements of Member’s Deficit

For the Years Ended December 31, 2005, 2004, and 2003

(In thousands)

	Total Comprehensive Loss	Medegen Medical Products	Medegen Colorado Fixed Assets Division	Accumulated Other Comprehensive Loss	Total
Balance, January 1, 2003		$(376)	$(269)	$(311)	$(956)
Comprehensive Loss
Net loss	$(2,591)	(2,037)	(554)	—	(2,591)
Other comprehensive income:
Minimum pension liability adjustment	5		—	5	5

	$(2,586)

Balance, December 31, 2003		(2,413)	(823)	(306)	(3,542)
Comprehensive Loss
Net loss	$(29,052)	(28,475)	(577)	—	(29,052)
Other comprehensive income:
Minimum pension liability adjustment	27	—	—	27	27

	$(29,025)

Balance, December 31, 2004		(30,888)	(1,400)	(279)	(32,567)
Comprehensive Loss
Net loss	$(4,447)	(4,063)	(384)	—	(4,447)
Other comprehensive income:
Minimum pension liability adjustment	(261)	—	—	(261)	(261)

	$(4,708)

		$(34,951)	$(1,784)	$(540)	$(37,275)

Balance, December 31, 2005

See accompanying notes.

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combined Statements of Cash Flows

For the Years Ended December 31, 2005, 2004, and 2003

(In thousands)

	2005	2004	2003
Operating activities
Net loss	$(4,447)	$(29,052)	$(2,591)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for doubtful accounts	(21)	66	101
Loss on the sale of assets	—	19	—
Depreciation and amortization	3,669	3,463	3,189
Goodwill impairment	—	27,186	—
Deferred compensation	(682)	(32)	469
Changes in operating assets and liabilities:
Accounts receivable	55	1,235	1,567
Inventories	(1,207)	(2,394)	983
Prepaid expenses and other	88	(119)	(348)
Accounts payable	(9)	2,438	(3,576)
Accrued expenses	(263)	383	(128)

Net cash provided by (used in) operating activities	(2,817)	3,193	(334)

Investing activities
Purchases of property, plant and equipment	(1,226)	(4,993)	(2,172)
Proceeds from sale of property, plant and equipment	38	109	—
Purchases of intangible assets	—	(319)	(173)

Net cash used in investing activities	(1,188)	(5,203)	(2,345)

Financing activities
Change in intercompany payables	3,046	3,133	2,688
Payments on capital lease obligations	(113)	(51)	(9)

Net cash provided by financing activities	2,933	3,082	2,679

Net increase (decrease) in cash and cash equivalents	(1,072)	1,072	—
Cash and cash equivalents, beginning of year	1,072	—	—

Cash and cash equivalents, end of year	$—	$1,072	$—

Supplemental disclosures of cash flow information
Income taxes paid (refunded)	$—	$—	$—

Noncash investing and financing activities
Equipment acquired through capital lease obligations	$—	$528	$—

See accompanying notes.

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Notes to Combined Financial Statements

(dollars in thousands, except per unit amounts)

December 31, 2005, 2004, and 2003

1.	Background

Description of Business

Medegen Medical Products, LLC (“MMP”) is in the business of manufacturing and distributing disposable plastic products for the medical and laboratory markets. MMP markets its products primarily under the trade names Medegen and Vollrath. Medegen Colorado Fixed Assets Division owns manufacturing property, plant and equipment at MMP’s Denver, Colorado facility, which are provided to MMP under an operating lease arrangement.

Organization of Business

Medegen Holdings, LLC, a Delaware limited liability company, (the “Parent Company”) was formed on May 30, 2002 as part of a recapitalization of Valley Capital Corporation (“VCC”). The Parent Company was formed as a holding company and currently holds the wholly owned operating subsidiary Medegen, LLC, which owns 100% of MMP. Medegen Colorado Fixed Assets Division is a division of Medegen, LLC.

Basis of Presentation

On October 17, 2006, the Parent Company sold its entire equity interest (exclusive of intercompany payables) in MMP and the Medegen Colorado Fixed Assets Division to Medical Action Industries, Inc. for $80,000 in cash, of which $7,000 is held in escrow for certain indemnification obligations. These financial statements include the business operations acquired by Medical Action Industries, Inc.

The combined financial statements include the accounts of MMP and Medegen Colorado Fixed Assets Division, and reflect the allocations of the Parent Company’s acquisition cost, commonly referred to as “push-down accounting.” MMP and Medegen Colorado Fixed Assets Division are herein referred to as the “Companies.” All significant intercompany accounts and transactions between the Companies have been eliminated in the combined financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.	Summary of Significant Accounting Policies

Restructuring

The Companies committed to a restructuring plan to shut down and consolidate facilities and involuntarily terminate or relocate employees in connection with a business acquisition in 2002. The restructuring plan was accounted for under EITF 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. The following table summarizes activity in the restructuring reserve, which primarily represents a lease commitment.

	2005	2004	2003
Beginning balance	$487	$800	$1,632
Cash payments	(142)	(149)	(778)
Provision adjustments	(249)	(164)	(54)

Ending balance	$96	$487	$800

Revenue Recognition

The Companies recognize revenue at the time of shipment, including sales to distributors under agreements that allow limited right of return for which the Companies record a monthly allowance for sales returns based on past experience. In accordance with EITF 00-25, Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor’s Products, the Companies account for rebates paid to resellers as a reduction of revenue as those amounts become estimable.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with an original maturity of three months or less when purchased.

Accounts Receivable

The Companies periodically analyze outstanding trade receivables to assess the likelihood of collection. For balances where full payment of amounts owed is not expected, the Companies record an allowance to adjust the trade receivable to management’s best estimate of the amount it will ultimately collect. The Companies do not record interest income on outstanding accounts receivable.

Concentration of Risk

Financial instruments that subject the Companies to a concentration of credit risk consist primarily of cash deposits in excess of FDIC limits and accounts receivable. The Companies’ sales are primarily to large corporations in the United States in the medical and laboratory industries.

The Companies grant uncollateralized credit to its customers.

2.	Summary of Significant Accounting Policies (continued)

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out (FIFO) basis on all inventories. Management reviews inventory quantities for potential slow-moving or obsolete amounts periodically and records any necessary valuation allowance.

Property, Plant and Equipment

Purchased property, plant and equipment are stated at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of the assets.

Goodwill

The Companies recorded goodwill in the amount of $53,548 related to the transactions that formed the Companies. The Companies account for goodwill in accordance with FASB Statement of Financial Accounting Standard (“SFAS”) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. Accordingly, goodwill is not amortized, but is subject to annual impairment tests. The Companies perform their annual impairment assessment in December. Due to increased resin costs throughout 2004, operating profits and cash flows were lower than expected. As a result, the Companies reduced the earnings projections used in the calculation of the present value of expected future cash flows, along with other marketability assumptions, to test for impairment. These reductions resulted in an impairment loss of $27,186 in 2004. There were no impairments to goodwill in either 2003 or 2005. There can be no assurances that future goodwill impairment tests will not result in a charge to operations.

Intangible Assets

Intangible assets with defined lives are comprised of a non-compete agreement with a former VCC shareholder, internally developed software and software and other licenses. Internally developed software and software licenses are amortized over 60 months.

Impairment of Long-Lived Assets

The Companies follow SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires impairment losses to be recorded on long-lived assets, except indefinite lived intangible assets, used in operations when indicators of impairment are present and the undiscounted cash flow estimated to be generated by those assets are less than the assets’ carrying amount. The Companies’ policy is to evaluate long-lived assets for impairment at the location level.

2.	Summary of Significant Accounting Policies (continued)

Income Taxes

The income or loss of the Companies is reported by the Parent Company for federal income tax purposes. The Members of the Parent Company report the income/loss and certain other tax attributes from the Companies on their federal income tax returns and on certain state income tax returns. Accordingly, no federal income tax is applied on taxable income earned by these entities and state income tax is recorded only for those states that tax LLC income.

Shipping and Handling Costs

In accordance with EITF 00-10, Accounting for Shipping and Handling Fees and Costs, shipping and handling fees are reflected in net revenues, and shipping and handling costs are reflected in cost of goods sold.

Comprehensive Income

The Companies follow SFAS No. 130, Reporting Comprehensive Income, for calculating income. Items of other comprehensive income are presented in the statement of Members’ deficit.

New Accounting Pronouncements

In November 2004, SFAS No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4, was issued to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and waste material. SFAS No. 151 requires that these costs be treated as current period costs. The provisions of SFAS No. 151 shall be effective for inventory costs incurred during 2006. Although the Company will continue to evaluate the application of SFAS No. 151, management does not believe its adoption will have a material impact on its results of operations or financial position.

In December 2004, SFAS No. 153, Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29, was issued. SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in 2006, with earlier application permitted. Although the Companies will continue to evaluate the application of SFAS No. 153, management does not believe its adoption will have a material impact on its results of operations or financial position.

In December 2004, SFAS No. 123(R), Share-Based Payment, was issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights (phantom equity plans), and employee share purchase plans. SFAS No. 123(R) eliminates alternative methods of accounting for share-based payments and specifies that the fair value of employee options must be based on an observable market price or, if an observable market price is not available, the fair value must be estimated using a valuation technique meeting specific criteria established in the statement. The provisions of SFAS No. 123(R) will be effective for the Company in 2006. Although the

2.	Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

Companies will continue to evaluate the application of SFAS No. 123(R), management does not believe its adoption will have a material impact on its results of operations or financial position.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which changes the requirements for the accounting and reporting of a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in 2006. This statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of the statement.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a single authoritative definition of fair value, establishes a framework for measuring fair value, and expands disclosure requirements pertaining to fair value measurements. SFAS No. 157 is effective for the Companies in 2008. The Companies are currently evaluating the impact that this guidance will have on its results of operations and financial position.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS No. 158 requires an employer to: (a) recognize in its statement of financial position the funded status of a benefit plan; (b) measure defined benefit plan assets and obligations as of the end of the employer’s fiscal year (with limited exceptions); and (c) recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise but are not recognized as components of net periodic benefit costs pursuant to prior existing guidance. The provisions governing recognition of the funded status of a defined benefit plan and related disclosures are effective for the Companies in 2008. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for the Companies in 2009. The Companies are currently evaluating the impact that this guidance will have on its results of operations and financial position.

3.	Inventories

Inventories consist of the following as of December 31,

	2005	2004	2003
Raw materials	$5,060	$3,424	$2,178
Work in process	569	336	381
Finished goods	5,931	6,726	5,484

	11,560	10,486	8,043
Less allowance for obsolete inventory	(121)	(254)	(205)

	$11,439	$10,232	$7,838

4.	Property, Plant and Equipment

Property, plant and equipment consist of the following as of December 31:

	2005	2004	2003
Land, buildings and improvements	$8,418	$8,038	$4,620
Machinery, equipment and furniture	22,909	21,573	19,323
Construction in progress	553	1,106	1,434

	31,880	30,717	25,377
Less accumulated depreciation	(10,877)	(7,552)	(4,515)

	$21,003	$23,165	$20,862

Property, plant and equipment are depreciated over useful lives as follows: buildings - 39 years; leasehold improvements - 2 to 16 years; machinery, equipment and furniture - 5 to 10 years; molds - 7 years. Depreciation expense was $3,350, $3,090, and $3,189 for the years ended December 31, 2005, 2004, and 2003, respectively.

5.	Intangible Assets

Intangible assets consist of the following as of December 31:

2005	Cost	Accumulated Amortization	Net
Internally developed software	$1,040	$647	$393
Software and other licenses	455	239	216

	$1,495	$886	$609

2004	Cost	Accumulated Amortization	Net
Non-compete agreement	$321	$301	$20
Internally developed software	1,040	439	601
Software and other license	455	148	307

	$1,816	$888	$928

2003	Cost	Accumulated Amortization	Net
Software and other licenses	$128	$—	$128

Amortization expense was $319 and $373 for the years ended December 31, 2005 and 2004, respectively. There was no amortization expense in 2003.

In 2004, intangible assets, consisting of a non-compete agreement and internally developed software, with a net book value of $854, were transferred from the Parent Company to MMP.

5.	Intangible Assets (continued)

The Companies expect to have amortization expense related to intangible assets of the following amounts for the years ending December 31:

2006	$298
2007	179
2008	89
2009	43

$609

6.	Intercompany Payable and Transactions with the Parent Company

Upon the formation of the Companies, an intercompany payable to the Parent Company was established in the amount of approximately $90,000 as a result of push-down accounting. Subsequent to the date of formation, the intercompany accounts have increased and decreased with cash activity and transfers of operating assets. There are no specific repayment terms with the Parent Company.

The Parent Company has allocated actual interest expense incurred on Parent Company debt to its subsidiaries based on net capital invested. Interest expense allocated to the Companies was $4,523, $2,754, and $2,457 for the years ended December 31, 2005, 2004, and 2003, respectively.

The Parent Company also allocates almost all general and administrative costs incurred by the Parent Company to the Companies and to Medegen Medical Services, Inc. (“MMS”), another subsidiary of the Parent Company. General and administrative costs allocated to the Companies were $968, $991, and $2,463 for the years ended December 31, 2005, 2004, and 2003, respectively.

During 2005, the Companies began charging sales force fees and information technology fees to MMS. These fees amounted to $110 and are recorded as a reduction to selling, general and administrative cost.

7.	Capital Leases

The Company maintains non-cancelable capital leases for some of its equipment. The following is a schedule of the leased equipment at December 31:

	2005	2004	2003
Cost	$528	$528	$45
Accumulated depreciation	(139)	(56)	(6)

Net book value	$389	$472	$39

7.	Capital Leases (continued)

The following is a schedule of future minimum lease payments required under the capital leases for the years ending December 31:

2006	$125
2007	125
2008	125
2009	71

Total	446
Less: amount representing interest	(55)

Net future minimum lease payments	$391

8.	Operating Leases

The following is a schedule of the future minimum lease payments under noncancelable operating leases, excluding the $148 lease commitment included in the restructuring reserve, for the years ending December 31:

2006	$528
2007	382
2008	162
2009	14

Total minimum lease payments	$1,086

Total rent expense under operating leases was $712, $663, and $768 for the years ended December 31, 2005, 2004, and 2003, respectively.

9.	Retirement Plans

The Companies sponsor a defined benefit pension plan (the “Plan”) that covers certain employees of MMP who are members of the Service Employees International Union. The benefit accruals for the Plan were frozen as of December 31, 1999. The Companies’ funding policy has been to make the minimum annual contributions required by applicable regulations. The Companies made contributions to the Plan in 2004 of $46. No contributions were made to the plan in 2005 or 2003, and the Companies expect to make contributions of $27 in 2006.

9.	Retirement Plans (continued)

The following table sets forth the Plan’s funded status and amount recognized in the Companies’ financial statements as of and for the years ended December 31:

	2005	2004	2003
Actuarial present value of benefit obligations:
Vested benefit obligation	$(1,259)	$(913)	$(877)

Accumulated benefit obligation	(1,259)	(928)	(892)

Projected benefit obligation	(1,259)	(928)	(892)
Plan assets at fair value as of measurement date	912	849	753

Projected benefit obligation in excess of plan assets	(347)	(79)	(139)
Unrecognized actuarial loss	540	279	306

Prepaid pension costs	$193	$200	$167

Amount recognized in consolidated balance sheet:
Prepaid pension cost	193	200	167
Accrued benefit liability	(540)	(279)	(306)
Minimum pension liability adjustment included in accumulated other comprehensive income	540	279	306

Net amount recognized	$193	$200	$167

Weighted-average actuarial assumptions used to calculate net periodic pension cost, fiscal year-end liabilities and funding status as of September 30 (measurement date) were as follows:

	2005	2004	2003
Rate of future benefit increases	None assumed	None assumed	None assumed
Discount rate	5.25%	6.75%	6.75%
Expected rate of return on plan assets	8.00%	8.00%	8.00%

The net periodic pension cost was as follows:

	2005	2004	2003
Service cost – benefits earned during the period	$—	$—	$—
Interest cost on projected benefit obligation	62	60	56
Gain on assets	(85)	(68)	(49)
Net amortization and deferral	30	21	14

Net periodic pension cost	$7	$13	$21

9.	Retirement Plans (continued)

The Plan’s asset allocation as of September 30, 2005, 2004 and 2003 by asset category was as follows:

	Target Range	Actual
Equity securities	30% - 90%	86%
Debt securities	10% - 70%	14%
Cash	0% - 20%	—

Total		100%

Benefits paid were $22, $19, and $8 for the years ended December 31, 2005, 2004, and 2003, respectively. The Companies estimate the following future benefit payments under the plan for the years ending December 31:

2006	$23
2007	23
2008	26
2009	28
2010	30
Years 2011-2015	191

The Companies’ investment policy for the Plan’s assets is to balance risk and return through a diversified portfolio of marketable securities, including common and preferred stocks, convertible securities, government, municipal and corporate bonds, mutual and collective investment funds, and short-term money market instruments. Maturities for fixed income securities are managed so that sufficient liquidity exists to meet near-term benefit-payment obligations. The expected rate of return on plan assets is based upon expectations of long-term average rates of return to be achieved by the underlying investment portfolios. In establishing this assumption, the Companies consider historical and expected rates of return for the asset classes in which the Plan’s assets are invested, as well as current economic and capital market conditions.

The Companies also have adopted a 401(k) defined contribution benefit plan (the 401(k) Plan), which covers substantially all employees. The 401(k) Plan permits participant contributions, subject to Internal Revenue Code restrictions, and also permits the Companies to make discretionary matching contributions. The Companies have elected to make matching contributions of 100% of employee contributions up to 3.0% of an employee’s base compensation and match 50% of employee contributions up to the next 2.0% of an employee’s base compensation. The Companies contributed $229, $227, and $220 in matching contributions for the years ended December 30, 2005, 2004 and 2003.

10.	Phantom Equity Plan

On May 30, 2002, the Parent Company established a Phantom Equity Plan for certain members of management. Participants in the plan are granted units with each unit having the characteristics of 0.001% common membership interest in the Parent Company. The units vest over time periods determined by the Board of Directors. Participants will receive distributions under the plan for vested units upon a liquidity event as specified in the plan documents. The Phantom Equity Plan is intended to be an unfunded plan. For the period May 30, 2002 (inception) through December 31, 2002, the Parent Company issued 5,729 units with a base value of $0,025 per unit, which are subject to a vesting period of five years. Subsequently, the Parent Company has issued an additional 3,841 units with baseline values ranging from $476 per unit to $443 per unit, which also vest over a five year period. The Company accounts for the Phantom Equity Plan under the expense method of SFAS No. 123, Accounting for Stock Based Compensation.

10.	Phantom Equity Plan (continued)

During 2005, the Parent Company amended its Operating Agreement concurrent with a recapitalization event. The amended Operating Agreement provided for preferred returns for certain membership unit classes, which in effect, decreased the expected value of the Phantom Equity Plan units. As a result, the deferred compensation liability was reduced in 2005. The Companies have recorded compensation expense/(reductions) of $(682), $(32), and $469 related to this plan for the years ended December 31, 2005, 2004, and 2003, respectively.

11.	Commitments and Contingencies

Debt of Parent Company

Substantially all of the assets and member’s interest of the Companies are pledged as collateral for the bank debt of the Parent Company, which consisted of the following at December 31, 2005:

$17,000 revolving line of credit facility with a bank, interest payments at LIBOR plus 400 basis points (for advances against the facility)	$10,396
$14,798 bank loan, interest payments at LIBOR plus 475 basis points with required monthly principal payments of $123	14,675

$25,071

The Parent Company paid off the majority of this debt subsequent to December 31, 2005, concurrent with the sale of business discussed in Note 1. At that time, all liens on the Companies’ assets and member’s interest were released.

Litigation

In June 2006, the Companies, the Equal Employment Opportunity Commission (“EEOC”), and six former employees who filed EEOC charges mediated their case and reached a comprehensive settlement. The terms of the settlement are that the Companies will pay $635 in back pay and attorneys fees to the former employees over a two year period ending July 2008. This amount was expensed in 2006.

The Companies are a party to other legal proceedings, which arise out of the ordinary course of business. Management is of the opinion that these matters will not have a material effect on the Companies’ combined financial position, results of operations or cash flows, although no assurances can be given with the respect to the ultimate outcome of such legal proceedings.

Supplemental Information

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combining Balance Sheet

December 31, 2005

(In thousands)

	Medegen Medical Products	Medegen Colorado Fixed Assets Division	Combined
Assets
Current assets:
Accounts receivable, less allowance for doubtful accounts of $146	$6,268	$—	$6,268
Inventories, net	11,439	—	11,439
Prepaid expenses and other	611	—	611

Total current assets	18,318	—	18,318
Property, plant and equipment, net	16,788	4,215	21,003
Goodwill	26,362	—	26,362
Intangible assets, net	609	—	609
Other	94	—	94

Total assets	$62,171	$4,215	$66,386

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$7,683	$—	$7,683
Accrued expenses	4,541	—	4,541
Current portion of capital lease obligations	92	—	92

Total current liabilities	12,316	—	12,316
Deferred compensation	29	—	29
Capital lease obligations, less current portion	299	—	299
Intercompany payable	85,018	5,999	91,017
Member’s deficit:
Common	(34,951)	(1,784)	(36,735)
Accumulated other comprehensive loss	(540)	—	(540)

Total member’s deficit	(35,491)	(1,784)	(37,275)

Total liabilities and member’s deficit	$62,171	$4,215	$66,386

See independent auditor’s report.

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combining Balance Sheet

December 31, 2004

(In thousands)

	Medegen Medical Products	Medegen Colorado Fixed Assets Division	Combined
Assets
Current assets:
Cash	$1,072	$—	$1,072
Accounts receivable, less allowance for doubtful accounts of $321	6,302	—	6,302
Inventories, net	10,232	—	10,232
Prepaid expenses and other	744	—	744

Total current assets	18,350	—	18,350
Property, plant and equipment, net	17,894	5,271	23,165
Goodwill	26,362	—	26,362
Intangible assets, net	928	—	928
Other	49	—	49

Total assets	$63,583	5,271	$68,854

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$7,692	$—	$7,692
Accrued expenses	4,543	—	4,543
Current portion of capital lease obligations	101	—	101

Total current liabilities	12,336	—	12,336
Deferred compensation	711	—	711
Capital lease obligations, less current portion	403	—	403
Intercompany payable	81,300	6,671	87,971
Member’s deficit:
Common	(30,888)	(1,400)	(32,288)
Accumulated other comprehensive loss	(279)	—	(279)

Total member’s deficit	(31,167)	(1,400)	(32,567)

Total liabilities and member’s deficit	$63,583	$5,271	$68,854

See independent auditor’s report.

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combining Balance Sheet

December 31, 2003

(In thousands)

	Medegen Medical Products	Medegen Colorado Fixed Assets Division	Combined
Assets
Current assets:
Accounts receivable, less allowance for doubtful accounts of $194	$7,603	$—	$7,603
Inventories, net	7,838	—	7,838
Prepaid expenses and other	634	—	634

Total current assets	16,075	—	16,075
Property, plant and equipment, net	14,378	6,484	20,862
Goodwill	53,548	—	53,548
Intangible assets, net	128	—	128
Other	40	—	40

Total assets	$84,169	$6,484	$90,653

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$5,254	$—	$5,254
Accrued expenses	4,187	—	4,187
Current portion of capital lease obligations	27	—	27

Total current liabilities	9,468	—	9,468
Deferred compensation	743	—	743
Intercompany payable	76,677	7,307	83,984
Member’s deficit:
Common	(2,413)	(823)	(3,236)
Accumulated other comprehensive loss	(306)	—	(306)

Total member’s deficit	(2,719)	(823)	(3,542)

Total liabilities and member’s deficit	$84,169	$6,484	$90,653

See independent auditor’s report.

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combining Statement of Operations

For the Year Ended December 31, 2005

(In thousands)

	Medegen Medical Products	Medegen Colorado Fixed Assets Division	Eliminations	Combined
Net sales	$92,359	$571	$(571)	$92,359
Cost of goods sold	80,698	942	(571)	81,069

Gross profit	11,661	(371)	—	11,290
Selling, general and administrative expenses	11,201	13	—	11,214

Operating income (loss)	460	(384)	—	76
Interest expense	(4,523)	—	—	(4,523)

Net loss	$(4,063)	$(384)	$—	$(4,447)

See independent auditor’s report.

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combining Statement of Operations

For the Year Ended December 31, 2004

(In thousands)

	Medegen Medical Products	Medegen Colorado Fixed Assets Division	Eliminations	Combined
Net sales	$85,641	$523	$(523)	$85,641
Cost of goods sold	70,422	1,100	(523)	70,999

Gross profit	15,219	(577)	—	14,642
Selling, general and administrative expenses	13,754	—	—	13,754
Goodwill impairment	27,186	—	—	27,186

Operating loss	(25,721)	(577)	—	(26,298)
Interest expense	(2,754)	—	—	(2,754)

Net loss	$(28,475)	$(577)	$—	$(29,052)

See independent auditor’s report.

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combining Statement of Operations

For the Year Ended December 31, 2003

(In thousands)

	Medegen Medical Products	Medegen Colorado Fixed Assets Division	Eliminations	Combined
Net sales	$85,114	$571	$(571)	$85,114
Cost of goods sold	69,379	1,125	(571)	69,933

Gross profit	15,735	(554)	—	15,181
Selling, general and administrative expenses	15,315	—	—	15,315

Operating income (loss)	420	(554)	—	(134)
Interest expense	(2,457)	—	—	(2,457)

Net loss	$(2,037)	$(554)	$—	$(2,591)

See independent auditor’s report.

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combined Financial Statements

Quarters Ended September 30, 2006 and 2005

MOORE STEPHENS RHEA & IVY, PLC

CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Index

Quarters Ended September 30, 2006 and 2005

Combined Balance Sheets at September 30, 2006 (Unaudited) and December 31, 2005	4

Combined Statements of Operations for the Three Months Ended September 30, 2006 and 2005 (Unaudited)	5

Combined Statements of Operations for the Nine Months Ended September 30, 2006 and 2005 (Unaudited)	6

Combined Statements of Member’s Deficit Nine Months Ended September 30, 2006 and 2005 (Unaudited)	7

Combined Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005 (Unaudited)	8

Condensed Notes to Combined Financial Statements (Unaudited)	9

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combined Balance Sheets

(In thousands)

	(Unaudited) September 30, 2006	December 31, 2005
Assets
Current assets:
Accounts receivable, less allowance for doubtful accounts of $156, and $146	$5,088	$6,268
Inventories, net	11,344	11,439
Prepaid expenses and other	656	611

Total current assets	17,088	18,318
Property, plant and equipment, net	18,694	21,003
Goodwill	26,362	26,362
Intangible assets, net	385	609
Other	73	94

Total assets	$62,602	$66,386

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$8,361	$7,683
Accrued expenses	4,746	4,541
Current portion of capital lease obligations	92	92

Total current liabilities	13,199	12,316
Deferred compensation	29	29
Capital lease obligations, less current portion	225	299
Intercompany payable	80,894	91,017
Member’s deficit:
Common	(31,205)	(36,735)
Accumulated other comprehensive loss	(540)	(540)

Total member’s deficit	(31,745)	(37,275)

Total liabilities and member’s deficit	$62,602	$66,386

See accompanying notes.

4

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combined Statements of Operations (Unaudited)

(In thousands)

	Three Months Ended September 30,
	2006	2005
Net sales	$27,272	$23,529
Cost of goods sold	22,312	20,291

Gross profit	4,960	3,238
Selling, general and administrative expenses	3,079	3,120

Operating income	1,881	118
Interest expense	(1,139)	(1,080)

Net income (loss)	$742	$(962)

See accompanying notes.

5

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combined Statements of Operations (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2006	2005
Net sales	$79,338	$69,933
Cost of goods sold	66,042	61,978

Gross profit	13,296	7,955
Selling, general and administrative expenses	9,668	8,845

Operating income (loss)	3,628	(890)
Interest expense	(3,348)	(3,393)

Net income (loss)	$280	$(4,283)

See accompanying notes.

6

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combined Statements of Member’s Deficit (Unaudited)

Nine Months Ended September 30, 2006 and 2005

(In thousands)

	Medegen Medical Products	Medegen Colorado Fixed Assets Division	Accumulated Other Comprehensive Loss	Total
Balance, January 1, 2005	$(30,888)	$(1,400)	$(279)	$(32,567)
Net loss	(3,970)	(313)	—	(4,283)

Balance, September 30, 2005	$(34,858)	$(1,713)	$(279)	$(36,850)

Balance, January 1, 2006	$(34,951)	$(1,784)	$(540)	$(37,275)
Net income (loss)	475	(195)	—	280
Noncash contribution from Parent Company through the reduction of intercompany accounts	5,250	—	—	5,250

Balance, September 30, 2006	$(29,226)	$(1,979)	$(540)	$(31,745)

See accompanying notes.

7

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Combined Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2006	2005
Operating activities
Net income (loss)	$280	$(4,283)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts	11	4
Loss on the sale of assets	40	—
Depreciation and amortization	2,666	2,776
Deferred compensation	—	89
Changes in operating assets and liabilities:
Accounts receivable	1,169	(892)
Inventories	95	(1,904)
Prepaid expenses and other	(24)	91
Accounts payable	678	187
Accrued expenses	205	(82)

Net cash provided by (used in) operating activities	5,120	(4,014)

Investing activities
Purchases of property, plant and equipment	(305)	(628)
Proceeds from sale of property, plant and equipment	12	38

Net cash used in investing activities	(293)	(590)

Financing activities
Changes in intercompany payables	(4,753)	3,621
Payments on capital leases	(74)	(89)

Net cash provided by (used in) financing activities	(4,827)	3,532

Net decrease in cash and cash equivalents	—	(1,072)
Cash and cash equivalents, beginning of period	—	1,072

Cash and cash equivalents, end of period	$—	$—

Supplemental disclosures of cash flow information
Income taxes paid (refunded)	$—	$—

Noncash financing activity
During 2006, the Parent Company made a noncash contribution of $5,250 through the reduction of intercompany accounts

See accompanying notes.

8

Medegen Medical Products, LLC

Medegen Colorado Fixed Assets Division

Condensed Notes to Combined Financial Statements (Unaudited)

(dollars in thousands)

1.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements have been prepared in a manner consistent with the Companies’ combined annual financial statements. The unaudited information, in management’s opinion, reflects all adjustments that are of a normal recurring nature and that are necessary to present the results for the periods presented. The results for the periods presented are not necessarily indicative of results that may be experienced for the full year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. Accordingly, it is recommended that these condensed combined financial statements be read in conjunction with the combined financial statements and notes thereto included in the Companies’ financial statements as of and for the year ended December 31, 2005.

Sale of Business

On October 17, 2006, the Parent Company sold its entire equity interest (exclusive of intercompany payables) in Medegen Medical Products, LLC and the Medegen Colorado Fixed Assets Division to Medical Action Industries, Inc for $80,000 in cash, of which $7,000 is held in escrow as security for certain indemnification obligations. These financial statements include the business operations acquired by Medical Action Industries, Inc.

New Accounting Pronouncements

In November 2004, SFAS No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4, was issued to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and waste material. SFAS No. 151 requires that these costs be treated as current period costs. The provisions of SFAS No. 151 were effective for inventory costs incurred during 2006. The adoption of this new pronouncement did not have a material impact on the Companies’ financial position, results of operations or cash flow.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a single authoritative definition of fair value, establishes a framework for measuring fair value, and expands disclosure requirements pertaining to fair value measurements. SFAS No. 157 is effective for the Companies in 2008. The Companies are currently evaluating the impact that this guidance will have on its results of operations and financial position.

9

1.	Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS No. 158 requires an employer to: (a) recognize in its statement of financial position the funded status of a benefit plan; (b) measure defined benefit plan assets and obligations as of the end of the employer’s fiscal year (with limited exceptions); and (c) recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise but are not recognized as components of net periodic benefit costs pursuant to prior existing guidance. The provisions governing recognition of the funded status of a defined benefit plan and related disclosures are effective for the Companies in 2008. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for the Companies in 2009. The Companies are currently evaluating the impact that this guidance will have on its results of operations and financial position.

2.	Inventories

Inventories, which are stated at lower of cost (first-in, first-out) or market consist of the following:

	(Unaudited) September 30, 2006	December 31, 2005
Raw materials	$3,339	$5,060
Work in process	475	569
Finished goods	7,842	5,931

	11,656	11,560
Less allowance for obsolete inventory	(312)	(121)

	$11,344	$11,439

3.	Transactions with the Parent Company

The Parent Company allocates almost all general and administrative costs incurred by the Parent Company to the Companies and to Medegen MMS, Inc., another subsidiary of the Parent Company. General and Administrative costs allocated to the Companies were $331 and $878 for the three months and nine months ended September 30, 2006, respectively. General and administrative costs allocated to the Companies were $267 and $801 for the three months and nine months ended September 30, 2005, respectively.

The Parent Company also allocated actual interest expense incurred on Parent Company debt to its subsidiaries based on net capital invested. Interest expense allocated to the Companies was $1,139 and $3,348 for the three months and nine months ended September 30, 2006, respectively. Interest expense allocated to the Companies was $1,080 and $3,393 for the three months and nine months ended September 30, 2005, respectively.

10

4.	Commitments and Contingencies

Debt of Parent Company

Substantially all of the assets and member’s interest of the Companies are pledged as collateral for the bank debt of the Parent Company, which consisted of the following at September 30, 2006:

$17,000 revolving line of credit with a bank, interest payments at LIBOR plus 400 basis points (for advances against the facility)	$7,346
$14,798 bank loan, interest payments at LIBOR plus 475 basis points with required monthly principal payments of $123	13,565

$20,911

The Parent Company paid off the majority of this debt subsequent to September 30, 2006, concurrent with the sale of business discussed in Note 1. At that time, all liens on the Companies’ assets and member’s interest were released.

Litigation

In June 2006, the Companies, the Equal Employment Opportunity Commission (“EEOC”), and six former employees who filed EEOC charges mediated their case and reached a comprehensive settlement. The terms of the settlement are that the Companies will pay $635 in back pay and attorneys fees to the former employees over a two year period ending July 2008. This amount was expensed by the Parent Company and not reflected in these financial statements due to the fact that a monetary indemnification was provided to the Medical Action Industries, Inc., in connection with the sale of the business discussed in Note 1.

The Companies are a party to other legal proceedings, which arise out of the ordinary course of business. Management is of the opinion that these matters will not have a material effect on the Companies’ combined financial position, results of operations or cash flows, although no assurances can be given with the respect to the ultimate outcome of such legal proceedings.

5.	Phantom Equity Plan

During 2005, the Companies amended the Operating Agreement concurrent with a recapitalization event. The amended Operating Agreement provided for preferred returns for certain membership unit classes, which in effect, decreased the expected value of the Phantom Equity Plan units. As a result, the deferred compensation liability was reduced by $682. This adjustment is recorded as a reduction to compensation expense in the fourth quarter of 2005.

11

Item 9.01(b)

PRO FORMA COMBINED CONDENSED FINANCIAL DATA

On October 17, 2006 Medical Action Industries Inc. (the “Company”) acquired through one of its subsidiaries, the membership interest of Medegen Medical Products, LLC (“MMP”) and the Colorado Fixed Assets Division. The purchase price of $80,000,000 was paid for at closing.

The Unaudited Pro Forma Combined Statement of Operations of the Registrant for the fiscal year ended March 31, 2006 and the six-month period ended September 30, 2006 (the “Pro Forma Statements of Operations”), and the Unaudited Pro Forma Combined Balance Sheet of the Registrant as of September 30, 2006 (the “Pro Forma Balance Sheet” and, together with the Pro Forma Statements of Operations, the “Pro Forma Financial Statements”), have been prepared to illustrate the estimated effect of the acquisition of Medegen Medical Products, LLC and Medegen Colorado Fixed Assets Division (the “Acquisition”). The Pro Forma Financial Statements do not reflect any anticipated costs savings from the Acquisition, or any synergies that are anticipated to result from the Acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Pro Forma Statements of Operations give pro forma effect to the Acquisition as if they had occurred on April 1, 2005 and April 1, 2006. The Pro Forma Balance Sheet gives pro forma effect to the Acquisition as if it has occurred on September 30, 2006. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Registrant that would have actually been obtained had such Acquisition been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Registrant believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of the Registrant and the notes thereto.

A preliminary purchase price allocation has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma accounts included herein. These pro forma adjustments represent the Registrant’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Registrant believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ.

In connection with the Acquisition, Registrant anticipates that it will incur approximately $2,167,000 of restructuring costs related to severance and exit costs for Medegen Medical Products, LLC related employees and facilities which will be accounted for as a cost of Acquisition (goodwill). In addition, Registrant anticipates $360,000 of integration costs, which will be expensed as incurred and $2,419,000 of building improvements and purchases of machinery and equipment in connection with this restructuring. As a result of the restructuring and integration activities, Registrant anticipates realizing significant cost savings. Neither the costs of the restructuring and integration activities, nor the resulting cost savings, have been included in the pro forma combined financial data.

1.

Medical Action Industries Inc.

Unaudited Pro Forma Balance Sheets

September 30, 2006

(dollars in thousands)

Description	Medical Action Industries Inc. September 30, 2006 (1)	Medegen Medical Products, LLC September 30, 2006 (2)		Adjustments	Pro Forma Combined September 30, 2006
Assets
Current assets :
Cash	$18,681	$—	(4)	$(15,386)	$3,295
Accounts receivable, less allowance for doubtful accounts	13,059	5,088			18,147
Inventories, net	20,164	11,344			31,508
Prepaid expenses	1,289	656			1,945
Deferred income taxes	568	—			568
Other current assets	289	—			289

Total current assets	54,050	17,088		(15,386)	55,752
Property, plant and equipment, net	12,092	18,694	(5)	(953)	29,833
Goodwill	37,270	26,362	(5)	14,172	77,804
Trademarks	666	—	(5)	600	1,266
Other intangible assets, net	1,541	385	(5)	16,640	18,566
Other Assets	1,501	73	(5)	238	1,812

Total assets	$107,120	$62,602		$15,311	$185,033

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	5,725	8,361			14,086
Accrued expenses, payroll and payroll taxes	3,285	4,746			8,031
Accrued income taxes	597	—			597
Current portion of capital lease obligations	—	92			92
Current portion of long-term debt	360	—	(4)	13,000	13,360

Total current liabilities	9,967	13,199		13,000	36,166
Deferred income taxes	5,029	—			5,029
Deferred compensation		29			29
Capital lease obligations, less current portion	—	225			225
Intercompany payable	—	80,894	(3)	(80,894)	—
Long-term debt, less current portion	2,260	—	(4)	52,000	54,260

	17,256	94,347		(15,894)	95,709

Shareholders’ equity and members deficit :
Common stock	11	—			11
Additional paid in capital	21,734	—		—	21,734
Members common loss	—	(31,205)	(3)	31,205	—
Accumulated other comprehensive loss		(540)			(540)
Retained earnings	68,119				68,119

Total shareholders’ equity	89,864	(31,745)		31,205	89,324

Total liabilities and shareholders’ equity	$107,120	$62,602		$15,311	185,033

See accompanying notes

2.

Notes to unaudited Pro Forma Balance Sheet

1.)	Represents amounts from Medical Action Industries Inc. unaudited balance sheet at September 30, 2006.

2.)	Represents amounts from the combined unaudited balance sheets of Medegen Medical Products, LLC and the Medegen Colorado fixed assets division at September 30, 2006.

3.)	Eliminates the value of liabilities and members common loss not acquired in connection with the acquisition of Medegen Medical Products, LLC and Medegen Colorado fixed assets division.

4.)	Records the cash purchase price, associated closing costs and incremental financing fees, which were financed by borrowings under the Company’s lending facility. The purchase price of $80,000,000 was paid at closing, of which $65,000,000 was funded from borrowings under its existing credit agreement and $15,000,000 was from cash on hand.

5.)	The acquisition of Medegen Medical Products, LLC and Medegen Colorado fixed assets division has been included in the proforma combined balance sheet as if the acquisition were consummated at September 30, 2006. The purchase price was $80,000,000 and was paid for in cash at closing. The preliminary excess of the purchase price over related net assets is determined as follows:

(Dollars in thousands)
Total purchase price paid at closing	$80,000
Historical net assets acquired at September 30,2006	(23,327)
Net tangible assets adjustment based on fair value	953
Net other intangible assets adjustment based on fair value	(16,640)
Net trademarks adjustment based on fair value	(600)
Net assets acquired	$40,386
Acquisition costs	386
Financing fees associated with credit facility included in other assets	(238)
Excess of purchase price over net assets acquired	$40,534

The excess of the purchase price over related net assets excludes for purposes of the pro forma balance sheet, approximately $2,167,000 of restructuring costs related to severance and exit costs for Medegen Medical Products, LLC employees and facilities that are anticipated as a direct result of the acquisition.

3.

Medical Action Industries Inc.

Unaudited Pro Forma Statements of Operations

For the fiscal year ended March 31, 2006

(dollars in thousands except per share data)

	Medical Action Industries Inc. for the fiscal year ended March 31, 2006 (audited) (1)	Medegen Medical Products, LLC. for the fiscal year ended December 31, 2005 (audited) (2)		Reclassifications and adjustments	Pro Forma Combined for the fiscal year ended March 31, 2006
Net sales	$150,942	$92,359		$—	$243,301
Cost of sales	111,622	81,069	(3a)	(912)	191,779

Gross profit	39,320	11,290		912	51,522
Selling, general and administrative expenses	20,990	11,214	(3a),(3b),(3e)	1,027	33,231
Interest expense	51	4,523	(3c)	(217)	4,357
Interest income	(235)	0	(3d)	750	515

Income (loss) before income taxes	18,514	(4,447)		(648)	13,419
Income tax expense	7,053		(3f)	(1,941)	5,112

Net income (loss)	$11,461	$(4,447)		$1,293	$8,307

Net income per common share
Basic	$1.10				$0.80
Diluted	$1.08				$0.78
Basic shares	10,429,031				10,429,031
Diluted shares	10,608,662				10,608,662

See accompanying notes

4.

Notes to pro forma statement of operations:

Note 1

Represents the historical statement of operations of Medical Action Industries Inc. for the year ended March 31, 2006, derived from its audited financial statements.

Note 2

Represents the historical statement of operations of Medegen Medical Products, LLC and the Medegen Colorado fixed assets for the year ended December 31, 2005, derived from the related audited financial statements.

Note 3

a.)	Property, plant and equipment is being depreciated over estimated useful lives. Medegen Medical Products, LLC depreciated the $21,003,000 of fixed assets appearing on its December 30, 2005 balance sheet at the annual rate of $3,350,000. Upon consumation of the acquisition by Medical Action Industries Inc. the appraised fair value of the fixed assets acquired was $17,741,000 with annual depreciation projected to be $2,364,000.

b.)	Medical Action Industries Inc. valued the acquired intangible assets at appraised fair value. The intangible assets acquired consisted of customer relationships valued at $14,100,000 with an estimated useful life of 25 years and annual amortization expense of $564,000; group purchasing organization contracts valued at $2,200,000 with an estimated useful life of 4 years and annual amortization of $550,000; technology valued at $400,000 with an estimated useful life of 7 years and annual amortization of $57,000; software and licenses valued at $325,000 with an estimated useful life of 1 to 3 years and annual amortization expense of $201,000; trademarks valued at $600,000 and goodwill valued at $40,534,000 which will be tested for impairment at least on an annual basis by applying a fair value based test. Medegen Medical Products, LLC incurred amortization of software and license expense of $319,000 during the year ended December 31, 2005.

c.) Interest expense:
Removal of historical interest expense for borrowings not assumed	$4,523,000
Interest expense on borrowings under its credit facility ($65,000,000 @ 6.625 ). The company’s existing credit facility is based on either LIBOR or Prime Rate plus a spread and is subject to change	$4,306,250

Net reduction of interest expense	$216,750

d.) Medical Action Industries Inc., which utilized cash or cash equivalents to pay for the remaining $15,000,000 of the purchase price, was earning approximately 5% interest on its cash balances ($15,000,000 @ 5%). This will result in a decline in interest income	$750,000

e.) Effect of incremental financing fees as a result of credit facility which was entered into on October 17, 2006 for $65,000,000 to partially finance the acquisition. The fees were $238,000 to be amortized over 5 years which is the term of the agreement	$47,600

f.) Reflects the Medical Action Industries Inc. tax rate on the acquired division and to the pro forma income statement adjustments noted above	$(1,941,000)

5.

Medical Action Industries Inc.

Unaudited Pro Forma Statements of Operations

For the six months ended September 30, 2006

(dollars in thousands except per share data)

	Medical Action Industries Inc. for the six months ended September 30, 2006 (1)	Medegen Medical Products, LLC. for the six months ended September 30, 2006 (2)		Reclassifications and adjustments	Pro Forma Combined for the six months ended September 30, 2006
Net sales	$81,204	$52,776		$—	$133,980
Cost of sales	60,877	43,347	(3a)	(415)	$103,809

Gross profit	20,327	9,429		415	$30,171
Selling, general and administrative expenses	11,625	6,346	(3a),(3b),(3e)	527	$18,498
Interest expense	12	2,260	(3c)	(107)	$2,165
Interest income	(333)	—	(3d)	375	$42

Income (loss) before income taxes	9,023	823		(380)	$9,466
Income tax expense	3,429	—	(3f)	168	$3,597

Net income (loss)	$5,594	$823		$(548)	$5,869

Net income per common share
Basic	$0.53				$0.56
Diluted	$0.52				$0.55
Basic shares	10,520,407				10,520,407
Diluted shares	10,700,348				10,700,348

See accompanying notes

6.

Notes to pro forma statement of operations:

Note 1

Represents the historical statement of operations for Medical Action Industries Inc. of the six months ended September 30, 2006, which are derived from its quarterly financial statements on form 10-Q.

Note 2

Represents the historical statement of operations of Medegen Medical Products, LLC and the Medegen Colorado fixed assets for the six months ended September 30, 2006, derived from financial statements prepared by Medegen Medical Products, LLC.

Note 3

a.)	Property, plant and equipment is being depreciated over estimated useful lives. Medegen Medical Products, LLC depreciated the $18,694,000 of fixed assets appearing on its September 30, 2006 balance sheet at the rate of $1,631,000 for the 6 months ended September 30, 2006. Upon consumation of the acquisition by Medical Action Industries Inc. the appraised fair value of the fixed assets was $17,741,000 with annual depreciation projected to be $2,364,000 or $1,182,000 for six months.

b.)	Medical Action Industries Inc. valued the acquired intangible assets at appraised fair value. The intangible assets acquired consisted of customer relationships valued at $14,100,000 with an estimated useful life of 25 years and annual amortization expense of $564,000; group purchasing organization contracts valued at $2,200,000 with an estimated useful life of 4 years and annual amortization of $550,000; technology valued at $400,000 with an estimated useful life of 7 years and annual amortization of $57,000; software and licenses valued at $325,000 with an estimated useful life of 1 to 3 years and annual amortization expense of $201,000; trademarks valued at $600,000 and goodwill valued at $40,534,000 which will be tested for impairment at least on an annual basis by applying a fair value based test. Medegen Medical Products, LLC incurred amortization of software and license expense of $149,000 for the six months ended September 30,2006 compared to $686,000 of amortization projected in the proforma for the same period.

c.)	Interest expense:

Removal of historical interest expense for borrowings not assumed	$2,260,000

Interest expense on borrowings under its credit facility ($65,000,000 @ 6.625). The company’s existing credit facility is based on either LIBOR or Prime Rate plus a spread and is subject to change	$2,153,125

Net reduction of interest expense	$106,875

d.) Medical Action Industries Inc., which utilized cash or cash equivalents to pay for the remaining $15,000,000 of the purchase price, was earning approximately 5% interest on its cash balances ($15,000,000 @ 5%) This will result in a decline in interest income	$375,000

e.) Effect of incremental financing fees as a result of credit facility which was entered into on October 17, 2006 for $65,000,000 to partially finance the acquisition. The fees were $238,000 to be amortized over 5 years which is the term of the agreement	$23,800

f.) Reflects applying the Medical Action Industries Inc. tax rate on the acquired division and to the pro forma income statement adjustments noted above	$168,000

7.

Item 9.01(c)

Exhibit 23

MOORE STEPHENS RHEA & IVY, PLC

CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS

6000 Poplar Avenue, Suite 250 Memphis, TN 38119-3971 Telephone: (901) 682-8425 Facsimile: (901) 761-9667	Internet: www.rheaivy.com

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-66038, 333-14993, 333-65585 and 333-83926) pertaining to the 1989 Non-Qualified Stock Option Plan and the 1994 Stock Incentive Plan of Medical Action Industries Inc., and the Registration Statements (Form S-8 Nos. 333-138401, 333-138402 and 333-138400) pertaining to the 1989 Non-Qualified Stock Option Plan, the 1994 Stock Incentive Plan and the 1996 Non-Employee Director Stock Option Plan of Medical Action Industries Inc. of our report dated October 30, 2006 with respect to the combined balance sheets of Medegen Medical Products, LLC and Medegen Colorado Fixed Assets Division as of December 31, 2005, December 31, 2004 and December 31, 2003, and the related combined statements of operations, member’s deficit and cash flows for the years then ended, included in the current reports on Form 8-K/A of Medical Action Industries Inc. dated December 20, 2006 filed with the Securities and Exchange Commission.

Memphis, Tennessee

December 20, 2006

An independently owned and operated member of Moore Stephens North America, Inc.—members in principal cities throughout North America Moore Stephens North America, Inc. is a member of Moore Stephens International Limited — members in principal cities throughout the world.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC. (Registrant)

Date: December 20, 2006	By:	/s/ Richard G. Satin
Richard G. Satin
Principal Financial Officer